Exhibit 99.1

CONTACT:	FOR IMMEDIATE RELEASE

Meg Maise (Corporate Press/Investor Relations)

Take-Two Interactive Software, Inc.

(646) 536-2932

meg.maise@take2games.com

Brunswick Group

Steve Lipin/Nina Devlin

(212) 333-3810

taketwo@brunswickgroup.com

TAKE-TWO INTERACTIVE SOFTWARE BOARD REJECTS ELECTRONIC ARTS’ OFFER
AS INADEQUATE

Recommends Stockholders Not Tender Shares at $26 a Share

Company to Begin a Review of Strategic Alternatives After Release of

Grand Theft Auto IV

Company’s Presentation at Bank of America Conference on March 26th at 2:40 pm ET to be Webcast

New York, NY— March 26, 2008 —The Board of Directors of Take-Two Interactive Software, Inc. (NASDAQ:TTWO) today announced that it has thoroughly reviewed Electronic Arts Inc.’s (NASDAQ: ERTS; “EA”) unsolicited conditional tender offer with the assistance of its financial and legal advisors and unanimously determined that the $26.00 per share cash offer is inadequate in multiple respects and contrary to the best interests of Take-Two’s stockholders.  Accordingly, the Board recommends that stockholders not tender any of their shares to EA.  The basis for the Board’s unanimous decision is set forth in Take-Two’s Schedule 14D-9 filed today with the Securities and Exchange Commission.

Take-Two also announced today the following actions:

•                  Filed a Solicitation / Recommendation Statement on Schedule 14D-9 with the SEC containing the Board’s unanimous recommendation that stockholders reject Electronic Arts Inc.’s offer of $26.00 net per share in cash as being inadequate and not in the best interests of stockholders

•                  Filed a supplement to the proxy statement with the SEC to moot any claims alleged in a class action lawsuit that the proxy statement was misleading and incomplete

•                  Adopted a stockholders rights agreement and a Certificate of Designation for a new class of Series B Preferred Stock. The rights agreement will be outstanding for 180 days

•                  Changed the date and time of the 2008 Annual Meeting to Thursday, April 17, 2008 at 6:30 p.m. (New York City time)

•                  Amended Bylaws to provide for a new extended period of time for stockholders to nominate persons for election to the Board and propose business to be considered at the 2008 Annual Meeting

•                  Amended employment agreements with Lainie Goldstein (CFO), Seth Krauss (EVP and General Counsel) and Gary Dale (EVP)

•                  Participation in investor presentations, including the Bank of America 2008 Smid Cap Conference

•                  Suspended the acceleration of outstanding restricted stock awards under the Company’s Incentive Stock Plan until such time that, among other things, payment is accepted for more than 50% of the Company’s then outstanding shares in a tender offer

The Board also confirmed that it will explore alternatives to maximize value for stockholders, which may include a business combination with third parties or with EA, remaining independent, or other strategic or financial alternatives that could deliver higher stockholder value than the current EA offer. The Board has commenced a process for considering strategic alternatives in order to be prepared to engage in discussions with any parties, including EA, interested in a strategic business combination following Take-Two’s release of Grand Theft Auto IV, scheduled for April 29, 2008.  The Board continues to believe that the Company will be best positioned, from the perspective of both value and timing, to conduct such a review at that time.  The Company has received indications of interest from third parties with respect to possible business combination transactions involving the Company since EA’s announcement, but no substantive discussions have yet occurred.  To facilitate its efforts to explore alternatives to maximize stockholder value, the Company has begun to assemble the materials necessary for interested parties to conduct due diligence.  Prior to the release of Grand Theft Auto IV, the Company is willing to enter into confidentiality agreements on customary terms and to engage in preliminary conversations with interested parties, including EA.

Strauss Zelnick, Chairman of the Board of Take-Two, commented, “Take-Two’s Board of Directors and senior management team were put in place less than one year ago with one mandate: maximize stockholder value.  We have maintained a single-minded focus on that goal ever since and it remains the guiding principle in every decision we make with regard to Take-Two.  Our Board, after careful review, has unanimously determined that Electronic Arts’ offer continues to provide insufficient value and remains opportunistically timed to capture the value of the upcoming Grand Theft Auto IV launch at the expense of our stockholders.”

“With one of the strongest portfolios of intellectual property in our business, a superb creative and business team, and a revitalization plan that is beginning to deliver results, Take-Two is uniquely positioned to create stockholder value in an industry that is enjoying the highest growth rates of any entertainment medium.  We are effectively working toward a process to review all available options to maximize this value, either as an independent company or in combination with a third party, and are open to beginning informal discussions starting now.  Our stockholders’ interests would hardly be served by accepting an offer from EA at the wrong price and the wrong time. As a result, the Board recommends that stockholders not tender any of their shares to EA.”

Mr. Zelnick will be presenting at the Bank of America 2008 Smid Cap Conference on March 26, 2008 at 2:40 pm Eastern Time. To listen to the audio portion of the presentation live, log onto http://ir.take2games.com. A replay of the presentation will be archived and available following the presentation at the same location.

Reasons for the Board’s Recommendation

In arriving at its decision, the Board of Directors considered numerous factors, including but not limited to the following:

•                  EA’s Offer price is inadequate and substantially undervalues the Company.  The Board of Directors has determined that the EA Offer price is inadequate and substantially undervalues the Company’s established position in the interactive entertainment software market, robust and enviable stable of game franchises, extensive portfolio of owned intellectual property, creative talent, strong consumer loyalty and a growing sports business.  In particular, the EA Offer does not adequately compensate stockholders for the Company’s valuable franchises, which  include more than 20 brands (in addition to Grand Theft Auto) that have sold one million or more units each, of which more than half are internally owned and developed and therefore deliver higher profit margins than licensed products.

•                  The Company’s financial advisors, Bear Stearns and Lehman Brothers, have each delivered an opinion stating that, as of the date of such opinion, the EA Offer price was inadequate, from a financial point of view, to the stockholders of the Company.

•                  The Company’s directors and executive officers believe that the EA Offer price is inadequate and do not intend to tender their Shares.

•                  The Board of Directors is committed to exploring strategic alternatives to maximize stockholder value and may be able to find a better alternative to the EA Offer.  After the Company’s release of Grand Theft Auto IV, scheduled for April 29, 2008, the Board of Directors is committed to exploring alternatives to maximize stockholder value, which may include a business combination of the Company with third parties or with EA, remaining independent, or other strategic or financial alternatives, that could deliver higher stockholder value than the EA Offer. The Board continues to believe that the Company will be best positioned, from the perspective of both value and timing, to conduct such a review at that time. The Company has received indications of interest from third parties with respect to possible business combination transactions involving the Company since EA’s announcement, but no substantive discussions with respect thereto have yet occurred.  To facilitate its efforts to explore alternatives to maximize stockholder value, the Company has begun to assemble the materials necessary for interested parties to conduct due diligence. Prior to the release of Grand Theft Auto IV, the Company is willing to enter into confidentiality agreements on customary terms and to engage in preliminary conversations (not in the Company’s view amounting to negotiations) with interested parties, including EA.  The Board of Directors believes that tendering Shares into the EA Offer before the Board of Directors and its advisors have had the opportunity fully to explore alternatives to the EA Offer could preclude its ability to effect an alternative transaction that could provide superior value to the Company’s stockholders.

•                  The timing of the EA Offer is opportunistic.  The EA Offer is opportunistic and has been timed to take advantage of the upcoming release of Grand Theft Auto IV, one of the most valuable and durable franchises in the interactive entertainment software industry and the Company’s biggest selling and most profitable franchise.  EA launched an unsolicited bid for the Company even though the Company had extended an offer to negotiate with EA immediately following the release of Grand Theft Auto IV and, subject to the fiduciary duties of the Board of Directors, offered not to negotiate with any other third parties in the interim without first contacting EA.  The Board of Directors believes the full commercial potential of the game will not be evident until after its release, and that the EA Offer was timed to capture the value of that anticipated commercial success at the expense of the Company’s stockholders.

•                  The EA Offer does not reflect progress in the Company’s revitalization efforts.  The Offer price does not reflect the significant progress the Company has made in its revitalization efforts since June 2007, including the implementation of a more streamlined and efficient operating structure, a cost cutting initiative that is expected to achieve annualized savings of at least $25 million and a more disciplined product investment review process. Benefits of the revitalization plan have yet to be recognized fully in either the current stock price or in the Offer price.

•                  The EA Offer does not reflect the Company’s potential synergy value that a proposed combination with EA would create.  The EA Offer does not compensate the Company for the significant potential synergy value that the proposed combination would create.  EA has been unwilling to estimate publicly the synergy potential but has acknowledged that there is significant synergy potential.  Potential synergies related to a proposed combination include: realizing a sales uplift as a result of a broader reach of distribution infrastructure; leveraging investments in online, wireless and other evolving platforms; optimizing sports offerings; and reducing sales, general and administrative costs significantly.  Certain equity research analysts concur with this point of view and have estimated that EA would realize approximately $50 million to $210 million in synergies per year following completion of a transaction.

•                  The EA Offer does not properly reflect the Company’s business, financial condition, current business strategy and future prospects.  The Board of Directors believes that management’s and the Board of Directors’ understanding of and familiarity with the Company’s business, financial condition, current business strategy and future prospects has not been fully reflected in the Company’s results of operations or Share price.  The Company’s management and Board of Directors remain entirely focused on generating the maximum value for stockholders.  Stockholders elected new senior management and members of the Board of Directors less than one year ago because of this team’s commitment to, and track record of, creating stockholder value, and industry experience.  The Board of Directors believes that the Company’s senior management will be able to create stockholder value meaningfully in excess of the EA Offer price through the continued execution of the Company’s current revitalization plan and business strategy.

•                  The consideration offered by EA is taxable.  The consideration offered by EA would in general be taxable to the Company’s stockholders.

•                  The Offer is highly conditional, which results in significant uncertainty that the Offer will be consummated.

Stockholders Rights Agreement

Take-Two also announced today that its Board of Directors has adopted a Stockholders Rights Agreement to protect stockholders against, among other things, unsolicited attempts to acquire control of the Company at an inadequate price for all stockholders or are otherwise not in the best interests of Take-Two and its stockholders. The Stockholders Rights Agreement has been adopted in response to EA’s unsolicited tender offer to acquire all of Take-Two’s outstanding shares of common stock for $26.00 per share in cash. The Board of Directors has committed to redeem the Rights distributed pursuant to the Rights Agreement 180 days after adoption of the Agreement.

Under the Stockholders Rights Agreement, the rights will become exercisable if a person becomes an “acquiring person” by acquiring 20% or more of the common stock of Take-Two or if a person commences a tender offer that could result in that person owning 20% or more of the common stock of Take-Two.  The Stockholders Rights Agreement will not apply to existing stockholders who own 20% or more of Take-Two’s existing common stock, unless and until they acquire an additional 2% of Take-Two’s outstanding common stock.

Mr. Zelnick commented, “We have adopted this short-term Stockholders Rights Agreement in order to guard against a takeover by EA at the current, inadequate price.  We believe the Rights Agreement will ensure that the Take-Two Board has adequate time to consider all strategic alternatives for maximizing value for Take-Two stockholders.  The Agreement will not, and is not intended to, prevent a takeover of the Company on terms that are fair to and in the best interests of all stockholders.”

Amendment to the Amended and Restated By-Laws of the Company

Take-Two also filed with the SEC on a Form 8-K dated March 26, 2008 an amendment to the by-laws of the Company.  Specifically, the Board of Directors amended the by-laws of the Company to provide for a new period of time for stockholders to be able to nominate persons for election to the Board of Directors or to propose any business to be considered at the upcoming Annual Meeting. The period of time begins with the public announcement of the amendment to the by-laws and ends on April 15, 2008. To extend the period of time, the date of the Annual Meeting has been postponed from April 10, 2008 to April 17, 2008.

Further, in addition to stockholders of record on the record date (who currently are entitled to put forth a nomination or proposal), the Company will accept nominations and proposals from any person who was a stockholder of record or beneficial owner of Shares at any time between the record date and April 15, 2008.  Finally, if a stockholder of the Company provides notice that it requires additional time to nominate persons for election to the Board of Directors or to propose business to be considered at the Annual Meeting, the Board of Directors will consider in good faith a request to adjourn the Annual Meeting for a reasonable period of time, not to exceed 30 days. The by-law amendment became effective immediately upon its approval by the Board of Directors.

Bear Stearns and Lehman Brothers are acting as financial advisors to Take-Two and Proskauer Rose LLP is acting as legal advisor.

For more information, please visit www.taketwovalue.com.

About Take-Two Interactive Software

Headquartered in New York City, Take-Two Interactive Software, Inc. is a global developer, marketer, distributor and publisher of interactive entertainment software games for the PC,  PLAYSTATION®3 and PlayStation®2 computer entertainment systems, PSP® (PlayStation®Portable) system, Xbox 360® and Xbox® video game and entertainment systems from Microsoft, Wii™, Nintendo GameCube™, Nintendo DS™ and Game Boy® Advance. The Company publishes and develops products through its wholly owned labels Rockstar Games, 2K Games, 2K Sports and 2K Play, and distributes software, hardware and accessories in North America through its Jack of All Games subsidiary. Take-Two’s common stock is publicly traded on NASDAQ under the symbol TTWO. For more corporate and product information please visit our website at www.take2games.com.

All trademarks and copyrights contained herein are the property of their respective holders.

Important Legal Information

In connection with the tender offer commenced by Electronic Arts Inc. (“EA”), the Company has filed with the Securities Exchange Commission a Solicitation/Recommendation Statement on Schedule 14D-9. The Company’s stockholders should read carefully the Solicitation/Recommendation Statement on Schedule 14D-9 (including any amendments or supplements thereto) prior to making any decisions with respect to EA’s tender offer because it contains important information. Free copies of the Solicitation/Recommendation Statement on Schedule 14D-9 and the related amendments or supplements thereto that the Company has filed with the SEC are available at the SEC’s website at www.sec.gov.

This press release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained herein which are not historical facts are considered forward-looking statements under federal securities laws. Such forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to them. The Company has no obligation to update such forward-looking statements. Actual results may vary significantly from these forward-looking statements based on a variety of factors. These risks and uncertainties include the matters relating to the Special Committee’s investigation of the Company’s stock option grants and the restatement of our consolidated financial statements. The investigation and conclusions of the Special Committee may result in claims and proceedings relating to such matters, including previously disclosed shareholder and derivative litigation and actions by the Securities and Exchange Commission and/or other governmental agencies and negative tax or other implications for the Company resulting from any accounting adjustments or other factors. Further risks and uncertainties associated with Electronic Arts’ tender offer to acquire the Company’s outstanding shares: the risk that key employees may pursue other employment opportunities due to concerns as to their employment security with the Company; the risk that the acquisition proposal will make it more difficult for the Company to execute its strategic plan and pursue other strategic opportunities; the risk that the future trading price of our common stock is likely to be volatile and could be subject to wide price fluctuations; and the risk that stockholder litigation in connection with Electronic Arts’ tender offer, or otherwise, may result in significant costs of defense, indemnification and liability. Other important factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007, in the section entitled “Risk Factors” as updated in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2008, in the section entitled “Risk Factors.” All forward-looking statements are qualified by these cautionary statements and are made only as of the date they are made.

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